EXHIBIT 10.63

THE NEPTUNE SOCIETY, INC.

DEBENTURE PURCHASE AGREEMENT

        This Debenture Purchase Agreement (this “Agreement”) is dated June 18, 2004 by and between The Neptune Society, Inc., a Florida corporation (the “Corporation”) and Brooklyn Holdings LLC, a Nevis limited liability company (“Holder”). The Corporation and Holder are collectively referred to herein as the “parties” and each a “party.”

        NOW, THEREFORE, in consideration of the above and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.      AGREEMENT TO SELL AND PURCHASE

        1.1     Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined in Article 3 below), the Corporation hereby agrees to issue and sell to Holder, and Holder agrees to purchase from the Corporation, a convertible secured debenture (the “Debenture”), due June 18, 2014, in the principal amount of Six Million Dollars ($6,000,000) (the “Principal Amount”).

        1.2     Debenture. The purchase price for the Debenture shall be equal to 100% of the Principal Amount (the “Purchase Price”). The Debenture to be in the form of the Debenture attached hereto as Exhibit A and to be convertible (subject to terms, conditions and adjustments set forth therein) into shares of common stock of the Corporation (“Common Stock”) as set forth therein.

2.     COMMITMENT FEE

        2.1     Fee. At Closing, the Corporation will issue to the Holder, as a commitment fee in consideration of entering into this Agreement and agreeing to the terms and conditions set forth the Debentures, a total of two hundred and fifty thousand (250,000) shares of Common Stock (the “Consideration Shares”).

        2.2     Registration of Consideration Shares. Within sixty (60) days of Closing, the Corporation, at the Corporation’s sole expense, shall use commercially reasonable efforts to file with the United States Securities and Exchange Commission (the “SEC”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-1 or, if available, Form SB-2 or Form S-3, or any similar or successor form, to register the resale of the Consideration Shares, which are not then registered under the Securities Act or are not otherwise tradable without restriction under Rule 144(k) of the Securities Act; provided however that the Holder may waive the requirement that the Corporation file a registration statement with respect to the Consideration Shares within sixty (60) days of Closing and thereafter shall have the right to cause the Corporation to file such a registration statement upon thirty (30) days notice to the Corporation. The Corporation shall use reasonable commercial efforts to cause such registration statement to be declared effective within ninety (90) days of filing a registration statement under this Section 2.2, unless the Chief Executive Officer of the Corporation provides Holder with a certificate certifying that the reason(s) the registration statement was not effective was due to factors reasonably beyond the Corporation’s control. The Corporation shall use its best efforts to keep the Registration Statement continuously effective until the date on which all Consideration Shares covered by such Registration Statement have been sold or may be sold under Rule 144 or another applicable exemption under the Securities Act. In connection with the foregoing, the Corporation shall promptly file with the SEC such amendments to a registration statement as may be necessary to keep such registration statement effective. The Corporation shall bear all reasonable expenses incurred in connection with the registration of Consideration Shares pursuant to this Section 2.2., including all printing, legal and accounting expenses incurred by the Corporation and all registration and filing fees. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Section 2.2 that the Holder shall furnish to the Corporation such information regarding themselves, the Consideration Shares held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Consideration Shares and to execute such documents in connection with such registration as the Corporation may reasonably request. The Holder shall be responsible for its legal and accounting expenses and all brokerage commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Consideration Shares.

3.     CLOSING; CONDITIONS TO CLOSING

        3.1     The closing of the transactions contemplated under this Agreement (the “Closing”) shall take place at such place as the Corporation and Holder may mutually agree on June 18, 2004 or such other date as the Corporation and Holder may mutually agree (the “Closing Date”).

        3.2     At, or prior to the Closing, upon and in consideration of the transactions contemplated under this Agreement, the Parties agree as follows:

                (a)     The Corporation shall have furnished to Holder, in form satisfactory to Holder, a payoff statement executed by CapEx, L.P. (“CapEx”) and Bow River Capital Partners, LLC (“Bow River”) (i) setting forth the full amount necessary to pay off any and all debts owing to CapEx and Bow River as of the Closing Date (the “CapEx Obligation”); and (ii) containing a full release of any and all liens and other security interests CapEx and Bow River may have in any of the assets, including real and personal property, of the Corporation and Neptune Society of America, Inc., a California corporation, Neptune Management Corp., a California corporation, Heritage Alternatives, Inc., a California corporation and Trident Society, Inc., a California corporation (collectively, the “Subsidiaries”), and any and all other claims on or interests in the Corporation and the Subsidiaries which CapEx and Bow River may have as a result of or in connection with the CapEx Obligation or other obligations, excepting CapEx’s and Bow River’s equity interests in common shares of the Corporation;

                 (b)      the Corporation will have repaid in full the CapEx Obligation;

                 (c)     the Corporation will execute and deliver to Holder the Debenture;

                 (d)     (i) the Corporation and the Subsidiaries will execute and deliver to Holder the Security Agreements (as defined in the Debenture and hereinafter referred to as the “Security

Agreements”)     and (i) the Subsidiaries will execute and deliver to Holder the Guarantees (as defined in the Debenture and hereinafter referred to as the “Guarantees”);

                 (e)     Holder shall wire the amount of Six Million Dollars (US $6,000,000) less the Corporation’s reimbursement of Holder’s legal fees and costs incurred in connection with this transaction in accordance with the provisions of Article 8 below (the “Escrow Funds”) into escrow to be held by Brent Lokash Law Corporation, as escrow agent (the “Escrow Agent”) and shall have instructed Escrow Agent to release the Escrow Funds to the Corporation upon the Closing, such funds to represent Holder’s funding of the Principal Amount;

                 (f)     The Corporation shall have complied with all of its covenants and agreements contained in this Agreement and all representations and warranties of the Corporation contained in this Agreement shall be true;

                 (g)     The Corporation shall have furnished to Holder in form satisfactory to Holder executed authorizations by the Board of Directors of the Corporation and the Subsidiaries approving and authorizing the transactions contemplated by this Agreement;

                 (h)     The Corporation shall have furnished to Holder in form satisfactory to Holder executed officers’ certificates of the Corporation and the Subsidiaries in connection with the transactions contemplated by this Agreement; and

                 (i)     Holder shall have received an opinion of counsel for the Corporation and the Subsidiaries in form and substance reasonably acceptable to the Holder in connection with the transactions contemplated by this Agreement.

4.     REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

        The Corporation hereby represents and warrants to Holder, subject to such exceptions as are specifically disclosed in writing in the disclosure letter supplied by Corporation to Holder dated as of the date hereof (the “Disclosure Schedule”, it being acknowledged that disclosure in the Disclosure Schedule with respect to any particular Section of this Agreement shall be deemed disclosure with respect to each other Section of this Agreement if the applicability of such disclosure to the subject matter of such other Section is reasonably clear on its face), as of the Closing Date:

        4.1     Organization, Subsidiaries, Good Standing, Qualification and Power and Authority. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Corporation and each of the Subsidiaries have all requisite corporate power and authority to (a) execute and deliver this Agreement, the Debenture, the Guarantees, the Security Agreements and the other agreements, instruments and documents contemplated to be executed and delivered by them pursuant to this Agreement (this Agreement, the Debenture, the Guarantees, the Security Agreements and such other agreements instruments and documents hereinafter collectively referred to as the “Transaction Documents”); (b) issue the Consideration Shares; (c) issue the Conversion Shares; and (d) to carry out the other provisions of the Transaction Documents.

        4.2     Capitalization. All issued and outstanding shares of the Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The issued and outstanding capital stock of the Corporation and the Subsidiaries immediately prior to the Closing are as set forth in section 4.2 of the Disclosure Schedule. Except as set forth in section 4.2 of the Disclosure Schedule, there are no outstanding (or deemed outstanding) options, warrants, convertible debentures, convertible instruments, agreements or other rights to purchase or otherwise acquire upon conversion, exchange or otherwise from the Corporation or any of the Subsidiaries any of their securities. The Consideration Shares, when issued at the Closing, and the Conversion Shares when issued upon conversion of the Debenture, will be duly authorized, validly issued and fully paid and non-assessable and are not subject to any statutory, contractual or other first rights of refusal or other preferential rights.

        4.3     Authorization; Binding Obligations. All corporate action on the part of the Corporation and each Subsidiary, their officers, directors and shareholders necessary for the authorization of the Transaction Documents and the performance of all of its obligations thereunder and for the authorization, sale, issuance and delivery of the Debenture, the Consideration Shares and the Conversion Shares have been taken or will be taken prior to the Closing. The Conversion Shares have been or will be, prior to the Closing, duly and validly reserved for issuance and, when issued upon conversion of the Debenture will be validly issued, fully paid and non-assessable. The Corporation has taken or will take all such action as may be necessary to assure that an adequate number of shares of Common Stock is authorized and reserved for issuance of the Conversion Shares. The Transaction Documents will, once executed, constitute, valid, legal and binding obligations of the Corporation or the Subsidiary party thereto, as the case may be, enforceable in accordance with their terms, except to such limitations as may result from any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally.

        4.4     No Real Property. Neither the Corporation nor any Subsidiary owns any interest in real estate, except properties leased or rented by the Corporation and its subsidiaries in the ordinary course of its business.

        4.5     Consents and Approvals. Except as required by the Securities Act, or any state securities laws, no filings with, notices to, or approvals of any governmental or regulatory body are required to be obtained or made by the Corporation or any Subsidiary in connection with the consummation of the transactions contemplated hereby.

        4.6     No Violations. The execution and delivery of the Transaction Documents and the performance by the Corporation and the Subsidiary party thereto of their obligations hereunder and thereunder (a) do not and will not conflict with or violate any provision of the Corporation’s or such Subsidiary’s Articles of Incorporation or bylaws; and (b) do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of; (ii) constitute a default under; (iii) result in the creation of any encumbrance upon the capital stock or assets of the Corporation or such Subsidiary pursuant to; (iv) result in a violation of; or (iv) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body or other third party pursuant to, any law, statute, rule or regulation or any agreement or instrument or any order, judgment or decree to which the Corporation or such

Subsidiary is subject or by which any of its assets are bound, except in each case where (A) the Corporation or such Subsidiary has filed an applicable notice; (B) the Corporation or such Subsidiary has obtained an appropriate waiver, consent or other authorization; or (C) such conflict, violation, breach or default, or failure to obtain a consent or waiver, or failure to provide notice may not reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of the Corporation or such Subsidiary.

        4.7     Compliance with Laws. Except as disclosed in one or more of the Corporation’s reports previously filed with the SEC (each, an “SEC Report”), the business of the Corporation and each Subsidiary has been conducted in compliance with all applicable laws and regulations of governmental authorities, except for such violations that have been cured or that, individually or in the aggregate, may not reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of the Corporation or such Subsidiary. Neither the real or personal properties owned, leased, operated or occupied by the Corporation or such Subsidiary, nor the use, operation or maintenance thereof (i) violates any applicable laws, or regulations of any government or governmental authorities, or (ii) violates any restrictive or similar covenant, agreement, commitment, understanding or arrangement, except where such violation may not reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of the Corporation or such Subsidiary.

        4.8     Licenses; Permits; Related Approvals. The Corporation and each of the Subsidiaries possess all licenses, permits, consents, approvals, authorizations, qualifications, and orders (hereinafter collectively referred to as “Permits”) of all governments and governmental authorities legally required to enable the Corporation or such Subsidiary to conduct its business in all jurisdictions in which such business is conducted (including without limitation all federal, state and local Permits relating to the operation of funeral homes, crematoriums and related operations included in the Corporation’s and the Subsidiaries’ business). Except as disclosed in one or more of the SEC reports, all of the Permits are in full force and effect, and no suspension, modification or cancellation of any of the Permits is pending or threatened, which may reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of the Corporation or such Subsidiary.

        4.9     Title to Assets. Immediately following the Closing, the Corporation and each of the Subsidiaries have good and marketable title to its property and assets free and clear of all mortgages, security interests, liens, claims, and other encumbrances, except for Permitted Encumbrances. With respect to the property and assets it leases, the Corporation and each Subsidiary is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any security interests, liens, claims, or other encumbrances, except Permitted Encumbrances. “Permitted Encumbrances” means (a) encumbrances for taxes, governmental charges, assessments or levies, provided, that such taxes, governmental charges, assessments or levies are not yet due or are being contested in good faith by appropriate proceedings; (b) deposits, encumbrances or pledges to secure payments of workmen’s compensation, public liability, unemployment and other similar insurance; (c) mechanics’, workmen’s, materialmen’s, repairmen’s, warehousemen’s, vendors’ or carriers’ encumbrances, or other similar encumbrances arising in the ordinary course of business consistent with past practices and securing sums that are not past due or are being contested in good faith by appropriate proceedings; (d) restrictions on transfers of securities imposed by United States federal, state or territorial securities laws; (e) any encumbrance, right, lien, obligation or claim against any trust, insurance policy, account, deposit, asset or other property held for the benefit or on behalf of any purchaser or holder of rights under any contract, arrangement or similar obligation of the Corporation or any Subsidiary for cremation services or merchandise; and (f) other imperfections of title or encumbrances, if any, which imperfections of title or other encumbrances do not materially impair the use of the assets to which they relate in the business of the Corporation or the Subsidiaries, as applicable.

        4.10     Security Interests. Upon repayment of the CapEx Obligation, Holder will have a valid and perfected first lien on the assets of the Corporation and each Subsidiary, except for Permitted Encumbrances.

        4.11     Defaults. The Corporation and each of the Subsidiaries is not in default in the performance, observance or fulfillment of any obligation, agreement, covenant, or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound, other than such violations or defaults that would not individually or in the aggregate have a material adverse effect on the Corporation’s or such Subsidiary’s business, prospects, properties, condition (financial or other), results of operations or net worth.

        4.12     Intellectual Property. The Corporation and each of the Subsidiaries owns or has a license to use all intellectual property used in its business. To the knowledge of the Corporation, neither the Corporation nor any Subsidiary is infringing on any proprietary right belonging to any other person, firm, or entity. The Corporation and each of the Subsidiaries has the exclusive right and authority to use all of its creations and inventions, trade secrets, processes, models, designs, software and formulas as are necessary to enable the Corporation or such Subsidiary to conduct and to continue to conduct all phases of its business in the manner presently conducted by it and in accordance with the its business plan. To the knowledge of the Corporation, the Corporation and each Subsidiary is the sole owner of the its trade secrets, free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others and the Corporation or such Subsidiary has taken all reasonable security measures to protect the secrecy, confidentiality, and value of these trade secrets. To the knowledge of the Corporation, the Corporation’s and the Subsidiaries’ intellectual property of a proprietary nature is presently valid and protectible.

        4.13     Proprietary Rights. Except as otherwise disclosed in one or more SEC Reports, neither the Corporation nor any Subsidiary has received any communications alleging that it has violated or, by conducting its business as proposed would violate, any proprietary rights of any other person, nor is the Corporation or any Subsidiary aware of any basis for the foregoing.

        4.14     No Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation, any of the Subsidiaries or any of their properties or rights before any court or by or before any governmental body or arbitration board or tribunal, and the Corporation and the Subsidiaries are not in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

        4.15     Financial Projections. The Corporation has set forth under section 4.15 of the Disclosure Schedule a true and correct copy of the Corporation’s financial projections and budgets for the five (5) year period commencing January 1, 2004 (the “Financial Projections”). The Financial Projections were prepared by management in a manner consistent with the Corporation’s internal books and records and financial projections prepared and used by management. To the best of the Corporation’s knowledge, as of the date of this Agreement, the Financial Projections accurately present and reflect the Corporation’s estimated financial projections and anticipated results of operation for the periods covered in such Financial Projections based on reasonable assumptions and estimates of management.

        4.16     Financial Statements; Undisclosed Liabilities. The Corporation has filed a true and correct copies of (a) its audited combined balance sheet as of December 31, 2003 and audited combined statement of operations and retained earnings and combined statements of changes in financial position for the year ended December 31, 2003 with its annual SEC Report on Form 10-KSB for the year ended December 31, 2003 and (b) its unaudited consolidated balance sheet as of March 31, 2004, and unaudited consolidated statement of operations and retained earnings and combined statement of changes in financial position for the three month period ended March 31, 2004 with its quarterly SEC Report on Form 10-QSB for the quarter ended March 31, 2004 (hereinafter collectively referred to as the “Financial Statements”). The Financial Statements are in accordance with the books and records of the Corporation, are true, correct and complete and accurately present the Corporation’s financial position as of the dates set forth therein and the results of the Corporation’s operations and changes in the Corporation’s financial position for the periods then ended, all in conformity with United States generally accepted accounting principles applied on a consistent basis during each period and on a basis consistent with that of prior periods. Except (i) as disclosed in the Financial Statements; (ii) as disclosed in this Agreement; and (iii) as are incurred in the ordinary course of the routine daily affairs of the Corporation’s and the Subsidiaries’ business, neither the Corporation nor any of the Subsidiaries has any liabilities or obligations of any nature or kind, known or unknown, whether accrued, absolute, contingent, or otherwise. To the knowledge of the Corporation, there is no basis for assertion against the Corporation or any of the Subsidiaries of any material claim, liability or obligation not fully disclosed in the Financial Statements or in this Agreement.

        4.17     Tax Matters. The Corporation and each of the Subsidiaries has duly and timely filed, or obtained extensions of time for filing, all material tax returns required by federal, state and local authorities (the “Returns”). All information reported on the Returns is true, accurate, and complete. The Corporation is not a party to, and is not aware of, any pending or threatened action, suit, proceeding, or assessment against it for the collection of taxes by any government. The Corporation and each of the Subsidiaries has paid in full all taxes, interest, penalties, assessments and deficiencies owed by it to all taxing authorities.

        4.18     Full Disclosures. All factual information heretofore or herewith furnished by or on behalf of the Corporation to the Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby (including the Corporation’s business plan) is and all statements made by representatives of the Corporation in connection with the negotiation of this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading. There is no fact known to the Corporation which materially adversely affects the accuracy of the representations and warranties contained in this Agreement or the financial condition, operations, business, earnings, assets, or liabilities of the Corporation or any of the Subsidiaries.

5.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF HOLDER

        Holder hereby represents, warrants and covenants to the Corporation as of the Closing Date:

        5.1     Requisite Power and Authority. Holder has all necessary power and authority to execute and deliver the Transaction Documents and to carry out their provisions. All actions on Holder’s part required for the lawful execution and delivery of the Transaction Documents for which it has executed and delivered have been or will be effectively taken prior to the Closing.

        5.2     Investment Representations. Holder understands that none of the Debenture, the Consideration Shares and the Conversion Shares to be acquired by Holder have yet been registered under the Securities Act. Holder also understands that the Debenture, the Consideration Shares and the Conversion Shares to be acquired by Holder are being offered and sold pursuant to an exemption from registration contained in regulations under the Securities Act based in part upon Holder’s representations contained in this Agreement.

                 (a)    Acquisition for Own Account. Holder is acquiring the Debenture, the Consideration Shares and/or the Conversion Shares to be acquired by Holder for its own account for investment only, and not with a view towards distribution in violation of applicable securities laws.

                 (b)    Accredited Investor. Holder represents that it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D as promulgated under the Securities Act.

                 (c)    Non-Foreign Status. Holder is a nonresident alien for purposes of income taxation (as such term is defined in the Internal Revenue Code of 1986, as amended, and Income Tax Regulations).

                 (d)    Financial Experience. Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment the Debenture, the Consideration Shares and/or the Conversion Shares to be acquired by Holder (collectively, the “Securities”) and it is able to bear the economic risk of loss of its entire investment.

                 (e)    Information. The Corporation has provided to Holder the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated in this Agreement and it has had access to such information concerning the Corporation as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities.

                 (f)    Transfer Restrictions. Holder agrees that if it decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless:

                       (1)     the sale is made pursuant to registration under the Securities Act;

                       (2)     the sale is made pursuant to the exemption from the registration requirements under the Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “Blue Sky” laws; or

                       (3)     the Securities are sold in a transaction that does not require registration under the Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Corporation an opinion of counsel reasonably satisfactory to the Corporation.

                 (g)    Legends. Holder understands and agrees that the certificates representing the Securities will bear a legend stating that such shares have not been registered under the Securities Act or the securities laws of any state of the United States and may not be offered for sale or sold unless registered under the Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available.

                 (h)    Notations. Holder consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described herein. Each Debenture certificate will bear a legend to the following effect:

“THE SECURITIES REPRESENTED BY THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF HOLDER’S COUNSEL OR SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE CORPORATION, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.”

        Each certificate representing Consideration Shares or Conversion Shares will bear a legend to the following effect:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER UNLESS REGISTERED UNDER THE ACT OR EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A

FAVORABLE OPINION OF HOLDER’S COUNSEL OR SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE CORPORATION, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.”

                 (i)    Due Diligence. Holder has been solely responsible for its own “due diligence” investigation of the Corporation, the Subsidiaries and their respective management, business and financial condition, for its own analysis of the merits and risks of this investment, and for its own analysis of the fairness and desirability of the terms of the investment; (ii) in taking any action or performing any role relative to the arranging of the proposed investment, the Holder has acted solely in its own interest; and (iii) neither the Holder nor any of its agents or employees has acted as an agent of the Corporation, or as an issuer, underwriter, broker, dealer or investment adviser relative to any security involved in this investment.

                 (j)    Tax Consequences. Holder understands and agrees that there may be material tax consequences to the Holder of an acquisition or disposition of the Debentures and/or the Consideration Shares. The Corporation gives no opinion and makes no representation with respect to the tax consequences to the Holder under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such Debenture or Consideration Shares.

                 (k)    No Hedging. Holder will not, directly or indirectly, or through one or more intermediaries, maintain any short position in or engage in hedging transactions with regard to the Debenture, Consideration Shares or Conversion Shares except in compliance with the provisions of the Securities Act and applicable state securities laws.

6.     CORPORATION COVENANTS

        The Corporation covenants and agrees with Holder that:

        6.1     Use of Proceeds. The Corporation shall use the proceeds from the sale of the Debenture for the purposes of repaying in full the CapEx Obligation with such proceeds being paid to CapEx and Bow River under escrow arrangements mutually agreeable to Holder and the Corporation. The balance of the proceeds from the sale of the Debenture are to be used for general corporate purposes.

        6.2     Reservation of Common Stock. The Corporation will reserve and keep available that maximum number of its authorized but unissued Common Stock as may be required for the issuance of the Conversion Shares.

7.     HOLDER’S COVENANTS

        Holder covenants and agrees with the Corporation that upon Holder being repaid in full the amount of Four Million Dollars ($4,000,000) owing under the Debenture (as such terms of repayment are set forth in the Debenture), Holder will subordinate its first lien on the assets of the Corporation and each Subsidiary, granted to Holder under the Transaction Documents, to any entity from which the Corporation borrows money, provided, however, that the Corporation first obtains the consent of Holder in accordance with Section 6.14 of the Debenture.

8.     EXPENSE REIMBURSEMENTS

        The Corporation hereby agrees to reimburse Holder for all of its reasonable and documented out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including all out-of-pocket expenses (including filing fees and other third party charges) incurred in connection with its third party due diligence costs, and the preparation and negotiation of the Transaction Documents.

9.     MISCELLANEOUS

        9.1     Currency. Except as may be otherwise expressly provided, all dollar amounts herein are references to United States dollars.

        9.2     Governing Law. This Agreement shall be governed by the internal law, and not the law of conflicts, of the State of California

        9.3     Further Assurances: Each party to this Agreement covenants and agrees that, from time to time prior to or subsequent to the Closing Date, it will, at the request and expense of the requesting party, execute and deliver all such documents and do all such other acts and things as any other party to this Agreement, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate the transactions contemplated in this Agreement.

        9.4     Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by or on behalf of Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Corporation pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Corporation hereunder solely as of the date of such certificate or instrument.

        9.5     Successors and Assigns. Holder shall not be entitled to assign its rights under any of the Transaction Documents, without the consent of the Corporation, which consent shall not be unreasonably withheld or delayed; provided, however, that no such consent shall be required for Holder to assign such rights to any person or group of persons controlling or owning the majority of all beneficial interests of Holder, any other entity controlled by such person or persons, or an entity controlled by Holder, provided that such entity shall continue to be so controlled by such persons or Holder as applicable. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

        9.6     Entire Agreement; Amendment and Waiver. The Transaction Documents expressly delivered pursuant hereto or thereto supersede any other agreement, whether written or oral, that may have been made or entered into by the parties hereto relating to the matters contemplated hereby, and constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth or incorporated by reference herein and therein. Neither the Transaction Documents, nor any term thereof may be amended, waived, discharged or terminated except by a written instrument signed by the Corporation and Holder.

        9.7     Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        9.8     Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt. All communications shall be sent:

to the Corporation at:

The Neptune Society, Inc. 4312 Woodman Avenue, Third Floor Sherman Oaks, CA 91423 facsimile (818) 953-9844 Attention: Marco Markin, President with a copy to:

Dorsey & Whitney, LLP 1420 Fifth Avenue, Suite 3400 Seattle, WA 98101 facsimile (206) 903-8820 Attention: Kenneth Sam to Holder, at:

Brooklyn Holdings LLC P.O. Box 556 Charlestown, Nevis

with a copy to:

Swidler Berlin Shereff Friedman, LLP The Chrysler Building 405 Lexington Avenue New York, NY 10174 facsimile: (212) 891-9598

Attention: Morris Orens

or at such other address as the Corporation or Holder may designate by ten (10) days advance written notice to the other parties hereto.

        9.9     Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered by facsimile.

        9.10     Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

THE NEPTUNE SOCIETY, INC.

THE NEPTUNE SOCIETY, INC.

By:
         Marco Markin
         Chief Executive Officer

BROOKLYN HOLDINGS LLC:

By:
         Authorized Representative:
         Name:

EXHIBIT A

DEBENTURE